Exhibit 10.3

Execution Version

SECURED PROMISSORY NOTE

$2,500,000	April 12, 2024

FOR VALUE RECEIVED, Resonant Subholdings Inc. a Delaware corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of Half Church Holdings Pte. Ltd., a company formed under the laws of Singapore (the “Lender”) the principal sum of two million, five hundred thousand Dollars ($2,500,000) (“Principal Amount”) and such other payments from time to time, in accordance with the terms further set forth below in this secured promissory note (this “Note”).

I.     The Loan. Subject to the terms and conditions hereof, the Lender made an advance equal to the Principal Amount (the “Loan”) to the Borrower on or around the Effective Date (as defined below). Any outstanding Principal Amount of the Loan, together with all accrued and unpaid Monthly Payments (as defined below) thereon, as modified in this Note, shall be immediately due and payable in full in immediately available funds on the Maturity Date.

II.     Terms of the Note.

(a) Payments. Beginning with the first month that ends at least ninety (90) days after the Effective Date, the Borrower shall pay $300,000 a month to the Lender (each a “Monthly Payment”) on the 12th of each month (each a “Payment Date”) until and including on the Maturity Date. Monthly Payments shall begin to accrue on June 12, 2024 and shall be paid in arrears on each Payment Date thereafter. The first Monthly Payment is due and payable on July 12, 2024 (the “First Payment Date”) and the last Monthly Payment is due and payable on the Maturity Date. The amount of Monthly Payments due and payable each month is fixed and independent of the outstanding Principal Amount at the time such Monthly Payment is due or paid. The first Monthly Payment shall reduce the outstanding Principal Amount by $81,250, and each subsequent Monthly Payment shall reduce the outstanding Principal Amount by $227,083. Any amount of Monthly Payment that do not reduce the outstanding Principal Amount is interest on the Loan.

(b) Late Penalties. If any Monthly Payment is not paid on time in accordance with Section II.(a) above or any Event of Default that is not a Major Event of Default has occurred and is continuing pursuant to Section VIII(b) below, then in each case, a late penalty of $2,000 per day (the “Late Penalty”) shall be charged against the Borrower, beginning on the first calendar day after a Monthly Payment is due but not paid, until all past due Monthly Payments are paid in full by the Borrower. The Late Penalty is due immediately to the Lender. The Late Penalty shall continue to accrue each day for so long as any portion of the Monthly Payment remains outstanding.

(c) Evidence of Loan. This Note evidences the Loan.

(d) Payments on Business Day. If any amount payable hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of Monthly Payments.

(e) Lender's Office. Principal, Monthly Payments and all other amounts due hereunder are payable in lawful money of the United States of America and in immediately available funds at the offices of the Lender located at its address as set forth on its signature page hereto, or at such other place as the Lender shall designate in writing to the Borrower from time to time. All payments under this Note will be made without setoff, counterclaim or other defense.

(f) Optional Prepayments. The Borrower may, at its option and upon not less than three (3) Business Days’ prior written notice to the Lender (or such shorter time as Lender may agree), prepay and thus reduce the outstanding Principal Amount of the Loan, in part from time to time or in whole at any time after the First Payment Date, without premium or penalty, subject to the payment of all accrued Monthly Payments to the date of such prepayment; provided that, for the avoidance of doubt, no prepayments made be made to pay down the entire outstanding Principal Amount under this Note until after the First Payment Date and this Note shall remain outstanding until after the First Payment Date.

(g) Use of Proceeds. Unless otherwise agreed in writing by Lender, the Borrower shall use the proceeds from the Loan to pay, on or around the Effective Date, the acquisition consideration in respect of the Purchased Assets (as defined in and pursuant to that certain Asset Purchase Agreement, dated as of the date hereof, between Borrower and Amass Brands, Inc., a Delaware corporation.)

III.     Definitions; Rules of Construction.

(a) Capitalized terms used herein shall have the meaning as set forth in Exhibit A hereto. Capitalized terms used herein and not defined in Exhibit A shall have the meaning as defined in the UCC (as defined in Exhibit A here).

(b) The rules of construction set forth in Exhibit A shall apply to any interpretation of this Note.

IV.     Collateral. As collateral security for all Obligations of the Borrower now or hereafter evidenced by this Note, and to secure the due and punctual payment and performance of such Obligations to the Lender, the Borrower hereby grants, pledges and collaterally assigns to the Lender a lien on and security interest in all Collateral (as defined in Exhibit A hereto). The Borrower hereby agrees to the terms set forth in Exhibit B, including, without limitation, the Lender’s rights with respect to the Collateral following an Event of Default as set forth in Exhibit B.

V.      Representations. The Borrower represents and warrants to Lender as of the Effective Date as follows:

(a) the Borrower has the legal capacity and right to execute, deliver and perform this Note and each other Note Document and the Borrower is duly existing and in good standing in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of their respective business or its ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

(b) the execution, delivery and performance by the Borrower of this Note and each other Note Document does not contravene any law or any contractual restriction binding on or affecting the Borrower;

(c) no Governmental Approval or other authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower of any Note Document, except for the filing of the financing statement under the Uniform Commercial Code in the jurisdiction of organization of Borrower and the filing of the TM Security Agreement with the USPTO;

(d) this Note constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

2

(e) there is no pending or threatened action or proceeding affecting the Borrower before any Governmental Authority or arbitrator that (i) if adversely determined could reasonably be expected to have a Material Adverse Effect, or (ii) relates to this Note or any of the other Note Documents or any transaction contemplated hereby or thereby;

(f) the Borrower is not liable with respect to any indebtedness for borrowed money; and

(g) the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral.

VI.     Covenants. So long as any Obligations shall remain outstanding, the Borrower shall:

(a) not create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to any indebtedness for borrowed money other than indebtedness in favor of the Lender;

(b) not incur, create, assume or suffer to exist any Lien on any of the Collateral (including, without limitation, any Lien on any owned real property or upon the Borrower’s leasehold interests in any leased real property) or the proceeds thereof, other than Liens with respect to the Collateral created hereby;

(c) not sell, convey, transfer, lease or dispose of (whether in one transaction or in a series of transactions) any of the Collateral other than payments permitted under paragraph (d) below;

(d) not pay any dividends or make any distribution, other than (i) as required to comply with applicable law or (ii) approved by the Lender in its sole discretion;

(e) not make any investments, other than (i) the purchase of the trademark subject to the TM Security Agreement, (ii) as required to comply with applicable law or (iii) approved by the Lender in its sole discretion;

(f) at the Borrower’s expense, defend the Lender's right, title and security interest in and to the Collateral against the claims of any other Person;

(g) at the Borrower’s expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that the Lender may reasonably request in order to (i) perfect and protect, or maintain the perfection of, the security interest and lien purported to be created hereby, (ii) enable the Lender to exercise and enforce its rights and remedies hereunder in respect of the Collateral or (iii) better secure the Obligations through accepted and customary means;

(h) not take or fail to take any action which would in any manner reasonably be expected to impair the value or enforceability of the Lender's Lien on any Collateral;

(i) maintain its legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect;

(j) comply in all material respects with all laws, ordinances and regulations to which it is subject, obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under this Note and the other Note Documents, including any grant of a security interest to Lender, and promptly provide copies of any such obtained Governmental Approvals to Lender;

3

(k)  Reporting. Deliver to Lender the following:

(1) Prompt written notice of any legal actions, investigations or proceedings pending or threatened in writing against Borrower;

(2) Prompt written notice of the occurrence of a Default or Event of Default;

(3) Promptly, from time to time, such other information regarding Borrower or compliance with the terms of any Note Documents as reasonably requested by Lender;

(l) permit, at reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Lender, or its agents, to inspect the Collateral and the right to audit and copy Borrower’s Books; provided that, such inspections and audits shall be conducted no more often than once every twelve (12) months, unless an Event of Default has occurred and is continuing, in which case such inspections and audits shall occur as often as Lender shall determine is necessary;

(m) (i) protect, defend and maintain the validity and enforceability of Borrower’s Intellectual Property, except to the extent that such failure to do so would not reasonably be expected to have a Material Adverse Effect; (ii) promptly advise Lender in writing of infringements or any other event that could reasonably be expected to materially and adversely affect the value of Borrower’s Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Lender’s written consent;

(n) not form any Subsidiary or acquire any Subsidiary without Lender’s prior written consent;

(o) not directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person;

(p) not merge or consolidate with any other Person, or acquire all or substantially all of the stock, partnership, membership, or other ownership interest or other equity securities or property of another Person unless (i) the Borrower has received Lender’s prior written consent to consummate such merger or consolidation on terms that are in form and substance reasonably satisfactory to Lender, and (ii) no Event of Default has occurred and is continuing;

(q) not (i) become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of the Loan for that purpose; (ii)(A) fail to meet the minimum funding requirements of ERISA, (B) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, (C) fail to comply with the Federal Fair Labor Standards Act or (D) violate any other law or regulation, if the foregoing subclauses (A) through (D), individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or (iii) withdraw or permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority; and

4

(r) engage in any business other than the businesses currently engaged in by Borrower or a business reasonably related thereto;

(s) permit, allow or suffer to occur any Change in Control

(t) without at least 30 days prior written notice to Lender, (1) add any new offices or business locations, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization.

VII. Conditions Precedent. This Note shall become effective on the date hereof (the “Effective Date”) following the Lender’s receipt (or waiver of receipt of) the following:

(a) a fully executed copy of this Note;

(b) a fully executed copy of the Guaranty;

(c) a fully executed copy of the TM Security Agreement; and

(d) a copy of resolutions of the Borrower’s board of directors (or similar governing body) approving and authorizing the execution, delivery and performance of the Note Documents and the transactions contemplated thereby.

VIII. Events of Default.

(a) If a Major Event of Default shall occur then the Lender may by written notice to the Borrower (i) terminate any commitments to make any further Loans (if any) and declare the then outstanding principal amount of this Note, and all other amounts due hereunder to be immediately due and payable, whereupon the outstanding principal amount of this Note and all such other amounts, shall become and shall be forthwith due and payable, without diligence, presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and (ii) exercise any and all of its other rights under applicable law, hereunder and under the other Note Documents; provided, however, that upon the occurrence of any Event of Default described in clause (e) of the definition of “Event of Default”, without any notice to the Borrower or any other Person or any act by the Lender, all commitments to make any further Loans (if any) shall automatically terminate, all Loans then outstanding, together with all accrued and unpaid Monthly Payments thereon, all fees and all other amounts due under this Note and the other Note Documents, shall be accelerated and become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Borrower. In addition to the other rights and remedies provided for herein or otherwise available to it, upon any Event of Default, the Lender may exercise all of the rights and remedies of a secured party on default under the UCC, including, without limitation, such rights as are set forth in Exhibit B hereto. All proceeds received following any Event of Default hereunder shall be applied to this Note or any indebtedness arising hereunder or the other Obligations or in conjunction with this Note as the Lender shall determine in its sole and absolute discretion.

(b) In the case of an Event of Default that is not a Major Event of Default, regardless of any rights that might be available at law or in equity, Lender’s sole remedy is to charge and collect the Late Penalty from the Borrower.

IX.     Successors and Assigns. This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided that, (a) the Borrower may not assign any rights or obligations hereunder or any interest herein without the prior written consent of the Lender (any such assignment being null and void), and (b) the Lender may assign to one or more other entities all or a portion of its rights under this Note with the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned); provided further, that (i) no such consent under this clause (b) shall be required (x) during the continuance of an Event of Default or (y) for any assignments to any Affiliates of the Lender, and (ii) such consent shall have been deemed to have been given without the need for further action if the Borrower does not respond in writing to a request by the Lender for any such consent within five (5) Business Days after receipt of such request from the Lender.

5

X.    Register.

(a) The Borrower shall maintain in the United States a register for the recordation of the name and address of the Borrower, and the applicable commitment of, and principal amount (and stated interest) of the Loan owing to the Lender(s) pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower and the Lender(s) shall treat the Lender(s), whose name is recorded in the Register pursuant to the terms hereof, as the Lender(s) for all purposes of this Agreement.

(b) Each Lender that sells a participation (such participant, a “Participant”) shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the loan or other obligations under this Agreement or the other loan documents (the “Participant Register”); provided that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any loan document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

XI.    Miscellaneous.

(a) All notices or other communications provided for hereunder shall be in writing (including telecommunications) and shall be mailed, e-mailed or delivered to the Borrower at the address set forth next to the Borrower's signature, or at such other address as may hereafter be specified by the Borrower to the Lender (at its address set forth herein) in writing. All notices and communications shall be effective (i) if mailed, when received at the address specified above, (ii) if e-mailed, upon the sender's receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment) and (iii) if delivered, upon delivery.

(b) No failure on the part of the Lender to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof by the Lender preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy of the Lender. No amendment or waiver of any provision of this Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

6

(d) The Borrower hereby agrees to pay promptly after invoicing thereof all costs and expenses (including, without limitation, all reasonable fees, expenses and other client charges of counsel to the Lender) incurred by the Lender in connection with the enforcement of the Lender's rights, and the collection of all amounts due, hereunder. The obligations of the Borrower under this clause (d) shall survive the payment in full of this Note.

(e) Notwithstanding anything to the contrary set forth in this Note, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Lender is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Effective Date as otherwise provided in this Note. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Section II, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by the Lender pursuant to the terms hereof exceed the amount that the Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section XI.(e), a court of competent jurisdiction shall finally determine that the Lender has received interest hereunder in excess of the Maximum Lawful Rate, the Lender shall, to the extent permitted by applicable law, promptly apply such excess to the payment of other outstanding Obligations and thereafter shall refund any excess to the Borrower or as a court of competent jurisdiction may otherwise order.

(f) The Loan is intended to be treated as an indebtedness as defined under Section 385 of the U.S. Internal Revenue Code of 1986, as amended (the “IRS Code”) for all U.S. federal income tax purposes.

(g) (i) The Lender is the beneficial owner of the interest in the Loan. (ii) Lender will deliver to the Borrower properly completed and executed withholding documentation that will permit any payments received by Lender from the Borrower to be made without withholding, including FATCA documentation. (iii) On or prior to the date on which a Person becomes the Lender (or a Lender) under this Note (and from time to time thereafter upon the reasonable request of the Borrower), such Lender(s) and, as applicable, its beneficial owners shall deliver to the Borrower executed originals of the appropriate series of Internal Revenue Service Form W-8, in addition to any supporting or backup documentation (including documentation supporting whether Lender is entitled to the “portfolio interest” exemption under Section 871 or Section 881 of the IRS Code.)

(h) For purposes of Sections 1272, 1273, and 1275 of the IRS Code, the Loan was issued with “original issue discount” within the meaning of Section 1273(a) of the IRS Code and Section 1.1273-1 of the United States Treasury Regulations. Please contact Lender in accordance with Section XI.(a) to obtain information regarding the issue price, the amount of original issue discount, the issue date, and the yield to maturity of the Loan.

7

(i) The Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Note and the other Note Documents as collateral security to secure obligations of the Lender, Affiliates of the Lender or funds or accounts managed by the Lender or an Affiliate of the Lender.

(j) Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and county of New York (Manhattan), and each party hereto (i) irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding, (ii) waives any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and (ii) irrevocably agrees that all claims in respect of such an action or proceeding may be heard and determined in such court.

(k) THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY ANY MEANS PERMITTED BY APPLICABLE LAW.

(l) THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(m) THE BORROWER AND THE LENDER (BY ITS ACCEPTANCE HEREOF) MUTUALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE.

[Signature Pages Follow]

8

BORROWER:

RESONANT SUBHOLDINGS INC.

By:	/s/ Geoff McFarlane
	Name:	Geoff McFarlane
	Title:	President

Address:

[***]

[Signature Page to Secured Promissory Note]

Accepted and agreed:

HALF CHURCH HOLDINGS PTE. LTD.

By:	[***]
	Name:	[***]
	Title:	Chief Executive Officer

Address:

[***]

[Signature Page to Secured Promissory Note]

EXHIBIT A

DEFINITIONS

“Account” is, as to any Person, any “account” of such Person as “account” is defined in the UCC with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to such Person.

“Account Debtor” is any “account debtor” as defined in the UCC with such additions to such term as may hereafter be made.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of equity interests, by contract, or otherwise.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

“Change in Control” means at any time Geoff McFarlane ceases to the be sole record and beneficial owner of the Borrower.

“Collateral” shall mean, with respect to any Person, all personal property and Fixtures of such Person, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including, without limitation, the following:

(a) all Accounts;

(b) all Chattel Paper (whether Electronic Chattel Paper or Tangible Chattel Paper);

(c) all Commercial Tort Claims;

(d) all Deposit Accounts, all cash, and all other property from time to time deposited therein or otherwise credited thereto and the monies and property in the possession or under the control of any Lender or any of their respective affiliates, representatives, agents, participants or correspondents;

(e) all Documents;

(f) all General Intangibles (including, without limitation, all Payment Intangibles, Intellectual Property (including, without limitation, any Intellectual Property described in the TM Security Agreement) and licenses);

(g) all Goods, including, without limitation, all Equipment, Fixtures and Inventory;

(h) all Instruments (including, without limitation, Promissory Notes);

(i) all Investment Property;

(j) all Letter-of-Credit Rights;

(k) all Supporting Obligations;

(l) all fee interests in any owned real property and all leasehold interests in real property;

(m) all other tangible and intangible personal property and Fixtures of such Person (whether or not subject to the UCC), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Person described in the preceding clauses (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Person in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, Software, data and computer programs in the possession or under the control of such Person or any other Person from time to time acting for such Person that at any time evidence or contain information relating to any of the property described in the preceding clauses of this definition or are otherwise necessary or helpful in the collection or realization thereof; and

(n) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case, howsoever such Person's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

For the avoidance of doubt, as used in this definition the following terms shall have the respective meanings provided for in the UCC: “Accounts”, “Cash Proceeds”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contracts”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Noncash Proceeds”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Record”, “Security Account”, “Software”, “Supporting Obligations” and “Tangible Chattel Paper”.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commodity Account” is any “commodity account” as defined in the UCC with such additions to such term as may hereafter be made.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Deposit Account” is any “deposit account” as defined in the UCC with such additions to such term as may hereafter be made.

“Dollar,” “Dollars” and the symbol “$” each means lawful money of the United States of America.

“Effective Date” shall have the meaning given to such term in Section VII.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Event of Default” shall mean the occurrence and/or continuance of any one of the following:

(a) Payment Default.

i.       Borrower fails to make any Monthly Payment or Late Penalty payments when due, and such failure is not remedied or waived within five (5) business days;

ii.       Borrower fails to make any payment (whether of Monthly Payments, Late Penalty or principal on the Loan) due or past due on the Maturity Date;

(b) Covenant Default.

i.       Borrower fails or neglects to perform any obligation in Section VI(a), (b), (c), (d), (e), (i), (m)(i), (o), (p), (q) or (s); or

ii.     Borrower fails or neglects to perform or comply with any other term, provision, condition, covenant or agreement contained in this Note or any of Note Document, and such failure is not cured or waived for a period of 30 days after the earlier to occur of (x) the date upon which written notice thereof is given to the Borrower by the Lender and (y) the date upon a Responsible Officer of Borrower becomes actually aware of such failure to perform or comply;

(c) Enforceability. Any Note Document or the Lien of Lender on the Collateral is no longer legally enforceable.

(d) Attachment; Levy; Restraint on Business.

i.      (1) the service of process seeking to attach, by trustee or similar process, any funds of Borrower in a material amount, or (2) a notice of lien or levy is filed against any of Borrower’s assets by any Governmental Authority, and the same under subclauses (1) and (2) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); or

ii.    (1) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (2) any court order enjoins, restrains, or prevents Borrower from conducting all or any material part of its business;

(e)  Insolvency. (i) Borrower begins an Insolvency Proceeding; or (ii) an Insolvency Proceeding is begun against Borrower and is not dismissed or stayed within 45 days;

(f)  Other Agreements. There is, under any agreement to which Borrower is a party with a third party or parties, any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any indebtedness of the Borrower,

(g)  Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in a material amount (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, or after execution thereof, or stayed pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no advances will be made prior to the discharge, or stay of such fine, penalty, judgment, order or decree);

(h)  Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement in this Note or any Note Document that is incorrect in any material respect when made;

(i)   Lien Priority. There is a material impairment in the perfection or priority of Lender’s security interest in the Collateral caused by Borrower; or

(j)   Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or nonrenewal (i) causes, or could reasonably be expected to cause, a Material Adverse Effect, or (ii) materially adversely affects the legal qualifications of Borrower to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower to hold any Governmental Approval in any other jurisdiction.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation or formation, by-laws, operating agreement, partnership agreement or other organizational documents of such Person.

“Governmental Approvals” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranty” means that certain Personal Guaranty executed by Mark Lynn in favor of the Lender, dated as of the date hereof, whereby Mark Lynn guarantees all of the obligations of Borrower under this Note;

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of Title 11 of the United States Code, as amended from time to time, or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how and operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available to such Person;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any capitalized lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

“Major Event of Default” means an Event of Default described in the following clauses of the definition of “Event of Default”: (a), (b)(i), (c), (e), (f) and (i).

“Material Adverse Effect” means a material adverse effect on any of (a) the assets, liabilities, or condition (financial or otherwise) of the Borrower, (b) the ability of the Borrower to perform any of its obligations under this Note or any other Note Document, (c) the legality, validity or enforceability of this Note or any other Note Document, (d) the rights and remedies of the Lender under this Note or any other Note Document, or (e) the validity, perfection or priority of a Lien granted by Borrower in favor of the Lender on the Collateral.

“Maturity Date” means the earlier to occur of (a) the one (1) year anniversary of the Effective Date, and (b) the date on which the Obligations are accelerated and become due and owing pursuant to the terms of Section VIII of this Note.

“Note Document” means this Note, the Guaranty, the TM Security Agreement, and any other agreement, instrument, certificate, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing the Loan or any other Obligation.

“Obligations” means all present and future indebtedness, obligations, and liabilities of the Borrower to the Lender as such arising under or in connection with this Note or any other Note Document, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency Proceeding. Without limiting the generality of the foregoing, the Obligations of the Borrower under the Note Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, interest, charges, expenses, premiums, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Person under the Note Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that the Lender (in its sole discretion) may elect to pay or advance on behalf of such Person as permitted under this Note.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, controller or comptroller of the Borrower, but in any event, with respect to financial matters, the chief financial officer, treasurer, controller or comptroller of the Borrower.

“Securities Account” is any “securities account” as defined in the UCC with such additions to such term as may hereafter be made.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock, partnership, membership, or other ownership interest or other equity securities having ordinary voting power (other than stock, partnership, membership, or other ownership interest or other equity securities having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

“TM Security Agreement” means that certain Trademark Security Agreement, dated as of the date of this Note, by Borrower in favor of Lender.

“Trademarks” means, with respect to any Person, any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of such Person connected with and symbolized by such trademarks.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Note in its entirety and not to any particular provision hereof, (iv) all references herein to Sections, Exhibits and Schedules (if any) shall be construed to refer to Sections of, and Exhibits and Schedules to, this Note and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

EXHIBIT B

CERTAIN COLLATERAL RIGHTS

Upon the occurrence and during the continuance of a Major Event of Default, the Borrower agrees that the Lender may cause all or any of the Collateral to be transferred into its name or into the name of its custodians or nominees.

Upon the occurrence and during the continuance of a Major Event of Default, the Lender may, but without obligation to do so, demand, sue for and/or collect any money or property at any time due, payable or receivable, to which it may be entitled hereunder, on account of, or in exchange for, any of the Collateral and shall have the right, for and in the name, place and stead of the Borrower, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Collateral.

Upon the occurrence and during the continuance of a Major Event of Default, the Lender shall have the right at any time thereafter to sell, resell, assign and deliver all or any of the Collateral in one or more parcels at any exchange or broker's board or at a public or private sale. Any such sale shall be conducted in good faith and in a “commercially reasonable” manner within the meaning of any applicable uniform commercial code. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' prior written notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.

The Borrower hereby authorizes the Lender to file at any time and from time to time to file one or more financing or continuation statements and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (i) describe or identify the Collateral by type or in any other manner as the Lender may determine, and (ii) contain any other information required by Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment).

The Borrower shall, from time to time, (i) immediately take all actions as may be requested by the Lender to perfect the security interest of the Lender in the Collateral, including, without limitation, with respect to all Collateral over which control may be obtained within the meaning of sections 8-106 and 9-106 of the UCC, and (ii) after a Major Event of Default, immediately take all actions as may be reasonably requested from time to time by the Lender so that control of such Collateral is obtained and at all times held by the Lender. All of the foregoing shall be at the sole cost and expense of the Borrower.

The Borrower agrees that at any time and from time to time, at the expense of the Borrower, the Borrower will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary, or that the Lender may reasonably request, in order to perfect and protect any security interest granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

If the Borrower fails to perform any obligation contained in this Note, the Lender may itself perform, or cause performance of, such obligation, and the expenses of the Lender incurred in connection therewith shall be payable by the Borrower; provided that, the Lender shall not be required to perform or discharge any obligation of the Borrower. The Borrower hereby appoints the Lender as each Borrower 's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time during the continuance of an Event of Default in the Lender's discretion to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Note (but the Lender shall not be obligated to and shall have no liability to the Borrower or any third party for failure to do so or take action). This appointment, being coupled with an interest, shall be irrevocable. The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

The Lender shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Lender accords its own property, it being understood that the Lender shall not have any responsibility for (i) ascertaining or taking action with respect to any claims, the nature or sufficiency of any payment or performance by any party under or pursuant to any agreement relating to the Collateral or other matters relative to any Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Note, nor the exercise by the Lender of any of the rights and remedies hereunder, shall relieve the Borrower from the performance of any obligation on the Borrower’s part to be performed or observed in respect of any of the Collateral.

Following a Major Event of Default, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the Obligations, irrespective of whether or not the Lender shall have made any demand for payment and although such Obligations may be unmatured. The rights of the Lender under the immediately preceding sentence are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Lender may have.